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THE LOEWEN GROUP INC.
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(TSE:  LWN)                                                                NEWS

Contact: The Loewen Group Inc.
         Bradley D. Stam
         (604) 299-9321

                              FOR IMMEDIATE RELEASE

           THE LOEWEN GROUP ADVISES OF UNCERTAINTY CONCERNING SECURED
                             STATUS OF CERTAIN DEBT

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VANCOUVER, BC - April 7, 2000 - THE LOEWEN GROUP INC. (TSE: LWN), today stated
that there is uncertainty as to the secured status of its 7.75% Series 3 Senior Notes, of which $125,000,000 in principal amount is outstanding, 8.25% Series 4 Senior Notes, of which $225,000,000 in principal amount is outstanding, 7.20% Series 6 Senior Notes, of which $200,000,000 in principal amount is outstanding, 7.60% Series 7 Senior Notes, of which $250,000,000 in principal amount is outstanding, and its 6.70% Pass-Through Asset Trust Certificates ("PATS"), of which $300,000,000 in principal amount is outstanding. In 1996, The Loewen Group Inc. and Loewen Group International, Inc. (collectively, "the Company") entered into a Collateral Trust Agreement ("the CTA"), under which the Company granted security interests in certain assets ("the Pledged Assets") to secure its existing indebtedness. The CTA also permitted the securing of future indebtedness with the Pledged Assets. The CTA contemplated, among other things, the registration of future indebtedness in a register maintained by the collateral trustee. Holders of future indebtedness or their representatives were to effect this registration by delivering to the collateral trustee Additional Secured Indebtedness Registration Statements in a form set forth in the CTA.

Subsequent to the execution of the CTA, among other financings, the Company issued the Series 3, Series 4, Series 6 and Series 7 Senior Notes and the PATS. Pursuant to the agreements with lender representatives in connection with those financings, the Company has treated the related debt as secured under the CTA. The Company has recently been advised, however, that the Series 6 and Series 7 Senior Notes and the PATS were never entered into the collateral trustee's register, and the Series 3 and Series 4 Senior Notes were registered in the collateral trustee's register indicating the correct maximum principal amount of the Series 3 and Series 4 Senior Notes but stating that the outstanding principal amount was $0. Under the terms of the CTA, these circumstances give rise to uncertainty as to the secured status of these securities. The investigation and analysis of this issue are continuing. It is anticipated that the uncertainty may not be resolved for several weeks.

The Company has confirmed that it satisfied its obligations under the financing agreements to adopt appropriate corporate resolutions and to deliver to lender representatives, at the time of closing, Additional Secured Indebtedness Registration Statements relating to the Series 3, Series 4, Series 6 and Series 7 Senior Notes and the PATS.


                                    - more -

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Based in Vancouver, The Loewen Group Inc. owns or operates more than 1,100 funeral homes and more than 400 cemeteries across the United States, Canada, and the United Kingdom. The Company employs approximately 13,000 people and derives approximately 90 percent of its revenue from its US operations.

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Safe Harbor: Certain statements contained in this press release, including but not limited to information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management and the Company's assumptions regarding such performance and plans, are forward-looking in nature. Additional information concerning important factors that could cause actual results to differ from the forward-looking information contained in this release is included in the Company's publicly filed quarterly and annual reports.